SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 22, 2005

Husker Ag, LLC

(Exact name of Registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
54048 Highway 20 Plainview, Nebraska		68769
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 582-4446

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

Husker Ag's Debt Refinanced with Union Bank and Trust Company and Midwest Bank, N.A.

Prior to February 23, 2005, the senior and primary lender for Husker Ag, LLC ("Husker Ag" or the "Company") was Stearns Bank, N.A.., St. Cloud, Minnesota ("Stearns Bank"). On February 22, 2005, the Company signed a Commercial Loan Agreement with Union Bank and Trust Company, Lincoln, Nebraska ("Union Bank") and Midwest Bank National Association, Plainview, Nebraska ("Midwest Bank"), whereby Union Bank and Midwest Bank agreed to loan Husker Ag the funds necessary to refinance the Company's outstanding obligations with Stearns Bank and to provide the Company with a revolving line of credit. A copy of the Commercial Loan Agreement is attached as an Exhibit to this Form 8-K along with copies of the related Commercial Security Agreement, Real Estate Deed of Trust and both promissory notes.

On February 23, 2005, Husker Ag used the proceeds from its new loan with Union Bank, along with some of its cash reserves, to pay off its obligation to Stearns Bank in full. Before the payoff on February 23, 2005, Husker Ag had the following loans outstanding with Stearns Bank pursuant to loan agreements dated January 20, 2004:

1. Loan A: $8,837,300 original balance, a 70% USDA Guaranty loan, amortized over 7 years, 3 months. As of February 23, 2005, this Loan A had an outstanding balance of principal and accrued interest in the amount of $7,741,805.

2. Loan B: $8,837,300 original balance, conventional loan, amortized over 7 years, 3 months. As of February 23, 2005, this Loan B had an outstanding balance of principal and accrued interest in the amount of $7,741,805.

The interest rate on each of these Stearns Bank loans was Wall Street Journal Prime Rate plus 1.25%, adjusted quarterly. The WSJ Prime Rate was 5.25% at December 31, 2004, with a resultant interest rate of 6.50% for the first quarter of 2005.

As of February 23, 2005, Loan A was subject to a prepayment premium of 4%. Therefore, in paying off Loan A, Husker Ag paid a prepayment penalty to Stearns Bank in the amount of $309,616.

Union Bank and Midwest Bank made the following loans to Husker Ag on February 23, 2005, pursuant to the Commercial Loan Agreement and the resultant promissory notes (collectively the "New Loans"):

1. Union Bank - single advance term loan in the amount of $10,000,000. This term note is amortized over a seven year period with a final maturity on February 22, 2012. This note is payable in equal monthly installments of $119,050 plus interest. The interest rate on this note is fixed at 6.20% for the first five years. Thereafter, the interest rate will be the 2-year Treasury Constant Maturity Rate plus 3.00%, adjusted every two years.

2. Midwest Bank - multiple advance revolving line of credit loan with maximum borrowings of $5,000,000. Interest is due monthly on this revolving line of credit and principal is due annually. This note will accrue interest at the Wall Street Journal Prime Rate plus 0.75% adjusted monthly (the WSJ Prime Rate was 5.50% at February 23, 2005, with a resultant interest rate of 6.25% through February 28, 2005). Husker Ag intends to utilize this line of credit when needed for operating purposes. As of February 25, 2005, the Company had not borrowed any money from Midwest Bank pursuant to this line of credit.

On February 23, 2005, Husker Ag used the proceeds from the Union Bank term loan along with approximately $5,793,226 of its available cash to pay off the Stearns Bank loans.

The New Loans will be secured by a first mortgage on the Company's real estate and plant, as well as a first security interest on all accounts receivable, inventory, equipment, fixtures, and on all personal property and general intangibles. The Commercial Loan Agreement also required Husker Ag to pay loan fees and related expenses of not more than $45,000. The term loan with Union Bank is subject to a 3% prepayment penalty if it is refinanced with another lender. Otherwise, the Company may pay off either or both of the New Loans without penalty.

The Commercial Loan Agreement requires lender approval prior to making distributions to Husker Ag members in excess of the Company's net income. In addition, Husker Ag must obtain prior approval from both Union Bank and Midwest Bank for any capital improvements in excess of $1,050,000. The Commercial Loan Agreement also imposes a number of other covenants, stating that Husker Ag must maintain: (i) a minimum tangible net worth of $20,500,000; (ii) working capital of not less than $2,500,000; and (iii) a debt coverage ratio of 1.2:1 measured at the end of each year (ratio is defined as net income plus depreciation plus interest on term debt divided by principal plus interest on term debt).

The New Loans may be accelerated upon default. However, the Commercial Loan Agreement provides Husker Ag with a right to cure any default. Default provisions include, among other things, (i) the Company's failure to pay amounts when due; and (ii) the Company's failure to perform any material condition or to comply with any material promise or covenant of the Commercial Loan Agreement or any of the related loan documents.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Commercial Loan Agreement with Union Bank and Midwest Bank, dated February 22, 2005.

Exhibit 99.2 Promissory Note dated February 22, 2005 to Union Bank for a single advance term loan.

Exhibit 99.3 Promissory Note dated February 22, 2005 to Midwest Bank for a revolving line of credit.

Exhibit 99.4 Commercial Security Agreement with Union Bank and Midwest Bank, dated February 22, 2005.

Exhibit 99.5 Real Estate Deed of Trust dated February 22, 2005 in favor of Union Bank and Midwest Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: February 25, 2005	By:	/s/ Fredrick J. Knievel
Fredrick J. Knievel, Chairman of the Board